(99) Additional Exhibits - Certificate of Merger

      SECRETARY OF STATE                          DOCKET NUMBER  :  002240187
    CORPORATIONS DIVISION                         CONTROL NUMBER :  K609357
        315 WEST TOWER                            EFFECTIVE DATE :  08/10/2000
#2 MARTIN LUTHER KING, JR. DR.                    REFERENCE      :  0045
  ATLANTA GEORGIA 30334-1530                      PRINT DATE     :  08/11/2000
                                                  FORM NUMBER    :  411

CHARLES PECCHIO
ROI CORPORATION
P. O. BOX 2151
WOODSTOCK, GA 30188

                              CERTIFICATE OF MERGER


I, Cathy Cox, the Secretary of State of the Georgia, do hereby issue this certificate pursuant to Title 14 of the official Code of Georgia annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of the said filing.

Surviving Entity:

        RESULTS ORIENTED INTEGRATION CORPORATION, A GEORGIA CORPORATION

Nonsurviving Entity/Entities:

        NET/TECH ACQUISITION CORPORATION, A GEORGIA CORPORATION


                                                          /S/ CATHY COX
                                                          CATHY COX
                                                          SECRETARY OF STATE

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                          ITEM 8 CHANGE IN FISCAL YEAR

The Company determined to change its fiscal year on August 10, 2000 from an end date of November 30 to the new fiscal year end of June 30. The report covering the transition period will be filed on Form 10-QSB.

                                        Return On Investment Corporation

August 23, 2000                         /s/ Charles Pecchio Jr.
                                        Charles Pecchio Jr.
                                        Its: President